EXHIBIT 11

                              STARCRAFT CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)




                                                                     Year Ended
                                                  -----------------------------------------------
                                                  Sept. 29, 1996    Oct. 1, 1995     Oct. 2, 1994
                                                  --------------    ------------     ------------
Primary
Average shares
outstanding                                           4,142             4,261             4,174
Net effect of dilutive stock
   options - based on the
   treasury stock method
   using average market
   price                                                 --                --                19
                                                     ------            ------            ------
Total                                                 4,142             4,261             4,193
                                                     ======            ======            ======
Net income                                           $  110            $2,757            $3,780
                                                     ======            ======            ======
Per share amount
                                                     $  .03            $ 0.65            $ 0.90
                                                     ======            ======            ======
Fully Diluted
Average shares
outstanding                                           4,142             4,261             4,174
Net effect of dilutive stock
  options based on the
  treasury stock method
  using the highest of the
  average market price for
  the period or the market
  price at the end of the
  period                                                 --                --                19
                                                     ------            ------            ------
Total                                                 4,142             4,261             4,193
                                                     ======            ======            ======
Net income                                           $  110            $2,757            $3,780
                                                     ======            ======            ======

Per share amount                                     $  .03            $ 0.65            $ 0.90
                                                     ======            ======            ======


NOTE: Average shares outstanding used for earnings per share included in the Company's financial statements do not reflect the effect of the stock options granted since their effect is antidilutive.